ICN PHARMACEUTICALS, INC.
                             1994 STOCK OPTION PLAN
     1.       Purpose.

     The purpose of the Plan is to grant to certain key employees, officers, directors, scientific advisors and consultants of ICN Pharmaceuticals, Inc., a Delaware corporation (hereinafter called the "Company"), or any Parent or Subsidiary of the Company, an opportunity to acquire the Shares in order to increase their proprietary interest in the Company and as an added incentive to remain in and advance in its employment. It is also the purpose of the Plan to advance the interests of the Company and its stockholders by strengthening the Company's ability to attract and retain those persons with training, experience and ability by encouraging such persons to become owners of its stock.

     2.       Definitions.

     For purposes of the Plan, unless otherwise specified, capitalized terms shall have the following meanings:

              2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

              2.2 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

              2.3  "Board" means the Board of Directors of the Company.

              2.4 "Cause" means the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets of the Company, Parent or any Subsidiary.

              2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares, or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.
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              2.6  A "Change in Control" shall mean the occurrence during the term of the Plan of:

              (i) The "acquisition" by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company which generally entitles the holder thereof the vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such person, would result in such Person "Beneficially Owning" forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (i), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (a) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (b) acquires the Voting Securities directly from the Company; (c) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (d) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity") or (e) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (iii) below); or
         (ii) The individuals who, as of November 10, 1994, are members of the Board of Directors of the Company (the "Incumbent
Board"), cease for any reason to constitute at least two-thirds of the Board of Directors of the Company; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy
Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

        (iii)  Shareholder approval of:

              (a) A merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

                   (1)  the stockholders of the Company, immediately
before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and
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                  (2)  the individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                   (3) no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph (a) shall be referred to as a "Non-Control Transaction");

                   (b) A complete liquidation or dissolution of the Company; or

                   (c)  The sale or other disposition of all or
substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition; and (y) if an Eligible Employee's employment is terminated and the Eligible Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to the Eligible Employee shall mean the date immediately prior to the date of such termination of employment.

          2.7 "Code" means the Internal Revenue Code of 1986, as amended.

         2.8 "Committee" means a committee consisting of solely at least two (2) directors each of whom are Disinterested Directors and Outside Directors who are appointed by the Board to administer the Plan and to perform the functions set forth herein.

         2.9 "Company" means ICN Pharmaceuticals, Inc. or any successor thereto.

         2.10 "Director Option" means an Option granted pursuant
to Section 5.
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         2.11 "Disability" means a physical or mental infirmity
which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) days during any three hundred and sixty (360) day period.

         2.12 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

         2.13 "Division" means any of the operating units or divisions of the Company designated as a division by the Committee.

         2.14 "Eligible Employee" means any officer or other key employee or consultant or scientific advisor of the Company or a Parent or Subsidiary designated by the Committee as eligible to receive
Options subject to the conditions set forth herein.

         2.15 "Employee Option" means an Option granted pursuant to Section 6.

         2.16 "Exchange Act" means the Securities Exchange Act of
1934, as amended.

        2.17 "Fair Market Value" on any date means (i) the closing price per share of the Company's stock on the principal exchange on which the stock is listed, on such date (or if no such price is reported on such date, such price as reported on the nearest preceding date on which such price is reported), (ii) if the stock is not listed on an exchange, the bid price per share of stock at the close of trading on such date or, (iii) if the stock is not listed on an exchange or otherwise publicly traded on such date, the fair market value of the Company's stock as of such date as determined in good faith by the Board.

         2.18 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

         2.19 "Nonemployee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

         2.20 "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

         2.21 "Option" means a Employee Option, a Director Option, or either or both of them.

         2.22 "Optionee" means a person to whom an Option has been granted under the Plan.

         2.23 "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         2.24 "Parent" means any corporation which is a parent
corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.
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         2.25 "Plan" means the ICN Pharmaceuticals, Inc. 1994
Stock Option Plan, as it may be amended from time to time.

         2.26 "Pooling Period" means, with respect to a Pooling Transaction, the period ending on the day after the first date on which the combined entity resulting from the Pooling Transaction publishes thirty days of combined operating results or, if the Board makes a determination, such other period following the Pooling Transaction which the Board reasonably determines is appropriate in connection with the Pooling Transaction as a means of qualifying for and preserving "pooling of interests" accounting treatment.

        2.27 "Pooling Transaction" means an acquisition of or by the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

         2.28 "Shares" means the common stock, par value $.01 per share, of the Company.

         2.29 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

         2.30 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

         2.31 "Ten-Percent Stockholder" means an Eligible
Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the
Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.
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     3.       Administration.

              3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Disinterested Director and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

              3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                   (a) determine those individuals to whom Employee Options shall be granted under the Plan and the number of Incentive Stock Options and/or Non-Qualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

                   (b) to construe and interpret the Plan and the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, the Parent, its Subsidiaries, the Optionee and all other persons having any interest therein;

                   (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                   (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

                   (e)  generally, to exercise such powers and to
perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
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     4.       Stock Subject to the Plan.

              4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 3,000,000; provided, however, that the maximum number of Shares that any Eligible Employee may receive pursuant to the Plan in respect of Options may not exceed 1,000,000 Shares. Upon a Change in Capitalization, the maximum number of Shares shall be adjusted in number and kind pursuant to Section 9. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

              4.2 Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason, the Shares allocable to the canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

     5.       Option Grants for Nonemployee Directors.

              5.1 Grant. Subject to the availability of an adequate number of Shares designated under the Plan, each Nonemployee Director shall be granted Director Options under the Plan automatically on a non-discretionary basis according to the following provisions of this
Section 5 and in accordance with the other provisions of the Plan. Nonemployee Directors shall not be granted options under the Plan except pursuant to this Section 5. Director Options shall be granted automatically to Nonemployee Directors as follows: (i) each person who is a Nonemployee Director on the date of adoption of the Plan shall be granted an option to purchase 15,000 shares; (ii) each person who is a Nonemployee Director on the first business day following the 1995 annual meeting of stockholders of the Company shall be granted on such date an option to purchase 15,000 Shares; and (iii) thereafter, each person who is a Nonemployee Director on the first business day following the day of a subsequent annual meeting of stockholders shall be granted on such first business day an option to purchase 15,000 Shares.

              5.2 Purchase Price. The purchase price for Shares under each Director Option granted on the adoption date of the Plan shall be the Fair Market Value of such Shares on November 11, 1994, and under each Director Option granted thereafter, 100% of the Fair Market Value of such Shares on the date of grant.

              5.3 Vesting. Subject to Sections 5.4 and 7.4, each Director Option shall become exercisable with respect to 25% of the Shares subject thereto on each of the first four anniversaries of the grant date; provided, that the Optionee is a director as of the relevant anniversary. If an Optionee ceases to serve as a director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

              5.4 Duration. Each Director Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:
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                   (a)  If an Optionee's service as a director
terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as a director terminated, after which time the Option shall automatically terminate in full.

                   (b)  If an Optionee's service as a director
terminates by reason of Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as director terminated, after which one year period the Option shall automatically terminate in full.

                   (c)  If an Optionee's service as a director
terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

                   (d) If an Optionee dies while a director or within three (3) months after termination of service as a director as described in clause (a) or (b) of this Section 5.4, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of termination of the Optionee's services as a director.

     6.       Option Grants for Eligible Employees.

              6.1 Authority of Committee. Subject to the provisions of the Plan and to Section 4.1 above, the Committee shall have full and final authority to select those Eligible Employees who will receive Options (each, an "Employee Option"), which may be Incentive Stock Options or Non-Qualified Stock Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no person shall receive any Incentive Stock Option unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

              6.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement, provided that the purchase price per Share under each Employee Option shall not be less than 100% of the Fair Market Value of a Share on the date the Employee Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

              6.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Non-Qualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted.
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The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

              6.4 Vesting. Subject to Section 7.4 hereof, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Employee Option or portion thereof at any time.

              6.5 Modification or Substitution. The Committee may, in its discretion, modify outstanding Employee Options or accept the surrender of outstanding Employee Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

     7.       Terms and Conditions Applicable to All Options.

              7.1 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, or as otherwise permitted pursuant to Rule 16b-3, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

              7.2 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and Withholding Taxes and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash or (ii) pursuant to such rules as may be determined by the Committee, transferring Shares to the Company, or
(iii) any combination of the foregoing as may be determined by the Committee. Until such person has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Employee Option and may establish cashless exercise procedures which provide for the exercise of the Option and sale of the underlying Share by a designated broker or dealer. In that connection, the written notice pursuant to this Section 7.2 may also provide instructions from the Optionee to the Company that upon receipt of appropriate instructions from the Optionee's broker or dealer, designated as such on the written notice, the Company shall issue such Shares directly to the designated broker or dealer.
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Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional
Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

              7.3 Rights of Optionee. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

              7.4 Effect of Change in Control. Notwithstanding anything contained in the Plan or an Agreement to the contrary (other than the last sentence of this Section 7.4), in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, (ii) upon termination of an Optionee's employment following a Change in Control, Options held by the Optionee shall remain exercisable until the later of (x) one year after termination and (y) sixty (60) days following the expiration of the Pooling Period (in the event the Change in Control constitutes a Pooling Transaction), but in no event beyond the stated term of the Option, and (iii) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of a Non-Qualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over
(y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided, however, that in the case of an Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option only during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option. In the case of a Change in Control which also constitutes a Pooling Transaction and notwithstanding anything contained in the Plan or an Agreement to the contrary, the Committee may, and with respect to Director Options shall, take such actions which are specifically recommended by an independent accounting firm retained by the Company, to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including, but not limited to, providing that (i) all Options or, in the alternative, such Options held by Optionee specifically identified by the Committee, shall not become immediately and fully exercisable on
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the date of the Change in Control but rather shall become immediately and fully exercisable on the date following the day on which the Pooling Period expires (whether or not the Optionee is then an employee or director of the Company) and (ii) the holders of such Options shall only have the right to surrender for cancellation Options or portions thereof for the cash payment specified in clause (iii) of the first sentence of this Section 7.4 after the day following the expiration of the Pooling Period and for a period of sixty (60) days thereafter (in which case, whether or not the Optionee holding any such Options remains an employee or director of the Company, any such Option shall not terminate and shall remain exercisable for the greater of sixty
(60) days after the expiration of the Pooling Period and the date such Option would otherwise terminate in accordance with the Plan and the relevant Agreement), and/or (iii) the payment specified in this
Section 7.4 shall be paid in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, as designated by the Committee.

     8.       Effect of a Termination of Employment.

              The Agreement evidencing the grant of each Employee Option shall set forth the terms and conditions applicable to such Employee Option upon a termination or change in the status of the employment of the Optionee by the Company, Parent, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), as the Committee may, in its discretion, determine at the time the Employee Option is granted or thereafter.

     9.       Adjustment Upon Changes in Capitalization.

              (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan,
(ii) the maximum number of Shares with respect to which Options may be granted to any Eligible Employee during the term of the Plan, (iii) the number and class of Shares or other stock or securities which are subject to Director Options issuable under Section 5, and (iv) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

              (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

              (c) Any such adjustment in the Shares or other stock or securities subject to outstanding Director Options (including any adjustments in the purchase price) shall be made only to the extent necessary to maintain the proportionate interest of the Optionee and preserve, without exceeding, the value of such Director Options.

              (d) If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new,
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additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

     10.      Effect of Certain Transactions.

              Subject to Section 7.4, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, upon exercise of such Options, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.

     11.      Termination and Amendment of the Plan.

              The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Options may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

              (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan;

              (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations; and

              (c) The provisions of Section 5 shall not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

     12.      Non-Exclusivity of the Plan.

     The adoption of the Plan by the Committee and the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     13.      Limitation of Liability.

     As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
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
        (i) give any person any right to be granted an Option other than at the sole discretion of the Committee;

         (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

        (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

         (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     14.      Regulations and Other Approvals; Governing Law.

              14.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

              14.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

              14.3 The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

              14.4 The Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

              14.5 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

              14.6 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities
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
Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

     15.      Miscellaneous.

              15.1 Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Employee.

              15.2 Withholding of Taxes. (a) The Company shall have the right to deduct from any distribution or payment of cash to any Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee realizes a taxable event in connection with the receipt of Shares pursuant to an Option exercise (a "Taxable Event"), the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under
Section 16(b) of the Exchange Act either: (i) (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and
(B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 15.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.
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

                   (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                   (c) The Committee shall have the authority, at the time of grant of an Employee Option under the Plan or at any time thereafter, to award tax bonuses to designated Optionee, to be paid upon their exercise of Employee Options granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

              15.3. Interpretation. Unless otherwise expressly stated in the relevant Agreement, any grant of Options is intended to be performance-based compensation within the meaning of Section
162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

     16. Effective Date/Shareholder Approval. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at the first meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware after such date of adoption.